EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3MEF, No. 333-215772) dated January 27, 2017,
(2)	Registration Statement (Form S-8, No. 333-212119) dated June 20, 2016 pertaining to the Amended and Restated 2007 Long-Term Incentive Plan,
(3)	Registration Statement (Form S-3, No. 333-208629) dated January 13, 2016,
(4)	Registration Statement (Form S-8, No. 333-189406) dated June 18, 2013 pertaining to the Athersys, Inc. Long-Term Incentive Plan,
(5)	Registration Statement (Form S-8, No. 333-175023) dated June 20, 2011 pertaining to the Athersys, Inc. Long-Term Incentive Plan,
(6)	Registration Statement (Form S-8, No. 333-147379) dated November 14, 2007 pertaining to the Athersys, Inc. Equity Incentive Compensation Plan, and
(7)	Registration Statement (Form S-8, No. 333-147380) dated November 14, 2007 pertaining to the Athersys, Inc. Long-Term Incentive Plan;

of our reports dated March 10, 2017, with respect to the consolidated financial statements and schedule of Athersys, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Athersys, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Athersys, Inc. for the year ended December 31, 2016.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio

March 10, 2017